SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 24, 2004

Glacier Bancorp, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-18911	81-0519541

(Commission File Number)	IRS Employer Identification No.

49 Commons Loop
Kalispell, MT 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 406-756-4200

Item 5 — Other Events
Item 7 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5 — Other Events

     On March 24, 2004, Glacier Bancorp, Inc. a Delaware corporation (“Company”), announced the completion of the private sale of $45 million in capital securities representing preferred beneficial interests in Glacier Capital Trust II, a Delaware unconsolidated special purpose business trust (the “Trust”) formed by the Company for the purpose of facilitating the offering.

     The Trust preferred securities sold have a fixed rate of interest, set at 5.788% for five years, after which the rate converts to a floating rate of interest that is reset quarterly, equal to 3-month LIBOR, plus 2.75%.

     Net proceeds to the Company from the offering will be used for general corporate purposes, including the possible future stock repurchases, acquisition opportunities and redemption of existing trust preferred securities.

Item 7 — Financial Statements and Exhibits

(a)	Financial statements — not applicable.

(b)	Pro forma financial information — not applicable.

(c)	Exhibits:

(99.1)	Press Release issued by the Company dated March 24, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2004

GLACIER BANCORP, INC.
By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer

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